Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class B Common Stock, $0.001 par value, of RumbleOn, Inc., a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 15, 2023

/s/ William Coulter
William Coulter

/s/ Mark Tkach
Mark Tkach

WJC PROPERTIES, LLC

/s/ William Coulter
By: William Coulter
Title: Manager

WRC-2009, L.L.C.

/s/ William Coulter
By: William Coulter
Title: Manager

WRC-098 Trust

/s/ William Coulter
By: William Coulter
Title: Trustee

THE WRC 2021 Irrevocable Trust

/s/ William Coulter
By: William Coulter
Title: Trustee

/s/ Kyle Beaird
Kyle Beaird

/s/ Melvin Flanigan
Melvin Flanigan

/s/ Steven Pully
Steven Pully